Exhibit 99.1

OMNIQ’S AI BASED MACHINE VISION SOLUTION PURCHASED BY THREE ADDITIONAL AIRPORTS BRINGING THE TOTAL TO 60 AIRPORTS IN THE US

●	omniQ’s AI patented proprietary technology is based on Neural Networks, widely used in Public Safety, preventing crime and terror, in Traffic Management & Parking automation, and as a customer data analytics source delivering predictive tools to the Retail segment.

SALT LAKE CITY, June 13th, 2023 — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Artificial Intelligence (AI)-based solutions, today announced that the Company is deploying its AI enhanced parking and security solution to three (3) additional airports bringing its total deployment to 60 Airports across the US.

CEO Shai Lustgarten stated “We are thrilled to announce that we have been chosen once again to implement our cutting-edge AI-based Machine Vision solution in three major airports, further expanding our reach in Michigan, Virginia, and Hawaii. With this development, our solution will now be deployed in a total of 60 airports, marking another significant milestone for our organization.”

Lustgarten continued “The increasing demand for our AI-based solution has been a driving force behind our growth in new airports. Our esteemed customers are harnessing the power of our fixed, mobile and handheld technologies to enhance accuracy, streamlining operations, and boost revenue generation. Additionally, the implementation of our seamless solution has significantly improved the overall customer experience. We take great pride in welcoming these new locations to our ever-expanding list of airports served by our company and esteemed partners. Notable airports such as JFK, EWR, PHL, ATL, MIA, DFW, CMH, KCI and LAX have already joined our network, and the addition of Michigan, Virginia and Hawaii airports further strengthens our position as a leader in the industry.”

omniQ’s Machine Vision AI based patented proprietary technology is based on a Neural Network algorithm developed by omniQ’s scientists and selected time after time to serve strategic missions for public security, increasing automation and improving quality of life in the most sensitive areas of transportation.

About OMNIQ Corp:

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023 and the fast casual restaurant sector expected to reach $209 billion by 2027.

For more information please visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact:

kkimball@omniq.com